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                                                              File No. 333-46815

                                    Filed pursuant to Rules 424(b)(3) and 424(c)

                SUPPLEMENT NO. 4 TO PROSPECTUS DATED MAY 7, 1998

                                   AMNEX, INC.

         The section of the Prospectus dated May 7, 1998, entitled "SELLING SECURITYHOLDERS," is hereby amended by inclusion of the the following name to the second table in such section in the row directly below "LLC Account No. 1":



------------ ------------ ---------- ----------- ------------- ---------- ------
HSBC
Securities,
Inc.........     $25,000          *       8,979         8,979         --     --
------------ ------------ ---------- ----------- ------------- ---------- ------

                The date of this Supplement is December 1, 1998.